                                LETTER OF INTENT

         THIS LETTER OF INTENT is made on the 11th day of June 1998, by and between Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California 92037 (hereinafter called "Agouron"), and The Immune Response Corporation, a corporation duly organized and existing under the laws of the state of Delaware, having a principal place of business at 5935 Darwin Court, Carlsbad, California 92008 (hereinafter called "Immune Response"). Agouron and Immune Response are sometimes hereinafter referred to as a party (collectively "parties") to this Agreement.

                                   BACKGROUND

In accordance with the terms of this Letter of Intent, Immune Response has agreed to license to Agouron the exclusive rights necessary or useful for the registration and/or commercialization of the product known as REMUNE, a non-infectious intact Human Immunodeficiency Virus ("HIV") devoid of outer envelope proteins. This Letter of Intent, which shall be binding on the parties, sets forth the basic license terms upon which the parties have agreed. The full terms of the license will be set forth in a definitive agreement to be prepared as described below.

         NOW, THEREFORE, the parties agree as follows:

1. Terms. The parties hereby enter into this Letter of Intent to confirm their entering into a license agreement on terms substantially in accordance with those contained in Exhibit A hereto. The parties acknowledge that Exhibit A states the basic terms of the understanding between the parties and anticipate the further negotiation and preparation of an agreement containing the full terms of the license between the parties ("Definitive Agreement"). Each party agrees to act in good faith in an effort to negotiate, execute and deliver the Definitive Agreement on or before September 1, 1998. If the Definitive Agreement is not executed by September 1, 1998, the provisions of this Letter of Intent shall continue in effect until the Definitive Agreement is executed, and the parties will continue to negotiate in good faith in an effort to execute and deliver the Definitive Agreement as soon as possible.

2. Disclosure. The parties shall jointly prepare and release a statement about the existence of this Letter of Intent and of the license between Agouron and Immune Response. Except as agreed to by the parties, neither Agouron nor Immune Response shall release any further information to any third party who is not under an obligation of confidentiality with respect thereto about any of the terms of this Letter of Intent, or of the license, or of results of clinical trials of REMUNE, without the prior written consent of the other, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. If a party determines that it is required by law to release information to any third party regarding such matters, it shall notify the other party of this

*** - Confidential treatment requested. Sections of text which have been omitted and for which confidential treatment is requested are noted with "***". An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

fact prior to releasing the information. The notice to the other party shall include the text of the information proposed for release. The other party shall have the right to confer with the notifying party regarding the necessity for the disclosure and the text of the information proposed for release.

3. Miscellaneous. This Letter of Intent contains the entire agreement between the parties as of the date hereinabove written on the matters set forth herein and shall be governed by and construed in accordance with the laws of the State of California. Exhibit A describes the parties' understanding with respect to the registration and commercialization of the "Product" as defined therein. This Letter of Intent, including Exhibit A, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of both parties. Each party shall bear all of the expenses incurred by it in connection with the negotiation and preparation of this Letter of Intent and the Definitive Agreement. Each party represents and warrants that it is not presently bound by any agreement with any third party which limits its performance of any of the obligations or activities provided for under this Letter of Intent or contemplated by the Definitive Agreement. Immune Response represents and warrants that it is not aware of any patents, patent applications and/or know-how that it does not have the right to license to Agouron which is necessary or useful for commercialization of Product by Agouron. Immune Response further represents and warrants that it will not enter into any agreements which limit Immune Response's performance of any of the obligations or activities provided for under this Letter of Intent or contemplated by the Definitive Agreement. Immune Response, at its expense, shall obtain any government approval(s) not related to drug product registration, which are required to enable this Agreement to become effective. At any time after October 15, 1998, Agouron may elect to immediately terminate, in their entirety, all of its rights and obligations under this Letter of Intent and the Definitive Agreement, except that Agouron may exercise this right to terminate only on the basis of its concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Product.

         IN WITNESS WHEREOF, the parties hereto have executed this Letter of Intent by their respective officers thereunto duly authorized, as of the date hereinabove written. This Letter of Intent may be executed in counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

THE IMMUNE RESPONSE CORPORATION                 AGOURON PHARMACEUTICALS, INC.

By:    s/Dennis J. Carlo                        By:    s/Peter Johnson
   -------------------------------                ----------------------------
Name:  Dennis J. Carlo                          Name:  Peter Johnson
   -------------------------------                ----------------------------
Title: President                                Title: President
   -------------------------------                ----------------------------



By:    s/Charles J. Cashion                     By:    s/Gary Friedman
   -------------------------------                ----------------------------
Name:  Charles J. Cashion                       Name:  Gary Friedman
   -------------------------------                ----------------------------
Title: Senior VP                                Title: Secretary
   -------------------------------                ----------------------------

                                    EXHIBIT A

Immune Response, under the terms and conditions specified below, hereby grants Agouron the exclusive right to use, offer for sale, sell and/or import, in or into the Licensed Territory, the Product under applicable Immune Response Patent Rights (including claims therein relating to compositions and methods of use) and using applicable Immune Response Know-How.

1. Definitions: Except as otherwise set forth herein, items containing an initial capitalized letter shall have the meaning stated below or in the Letter of Intent to which this Exhibit A is an attachment ("LOI").

         (a) "Product" means a pharmaceutical product comprising a non-infectious intact HIV devoid of outer envelope proteins whose manufacture, use or sale infringes (in the absence of the license rights granted under this Exhibit A) a valid claim (which has not been abandoned, disclaimed or declared invalid in a non-appealable order) included in an issued patent within the Immune Response Patent Rights.

         (b) "Licensed Territory" means all countries of the world except the countries listed in Schedule 1.

         (c) "Affiliate" means any person, organization or entity which is, directly or indirectly, controlling, controlled by, or under common control with Agouron or Immune Response, as the case may be. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, organization or entity, whether through the ownership of voting securities, or by contract, or court order, or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity. Affiliate shall also mean a limited partnership in which a subsidiary of Agouron and/or Immune Response is a general partner.

         (d) "Immune Response Patent Rights" means (i) the patents and the patent applications referred to in Schedule 2 of this Exhibit A; (ii) all patents arising from said applications, and all patents and patent applications based on, claiming the priority date(s) of, or corresponding to any of the foregoing; or (iii) any reissues, extensions (or other governmental actions that provide exclusive rights to the patent holder in the patented subject matter beyond the original patent expiration date), substitutions, confirmations, registrations, revalidations, re-examinations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing.

*** - Confidential treatment requested. Sections of text which have been omitted and for which confidential treatment is requested are noted with "***". An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

         (e) "Immune Response Know-How" means any know-how, trade secret, experimental data, formula, expert opinion, experimental procedure, and other confidential and/or proprietary information specifically concerning the Product that is Controlled by Immune Response and that is necessary or useful for either: (i) the formulation, manufacture, use and/or application of the Product; or (ii) obtaining registration of the Product.

         (f) "Control" and "Controlled" mean possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with, or arrangement with, any third party.

         (g) The terms "Net Sales," "Pre-Tax Profits," "Allowable Expenses" and "Manufacturing Transfer Markup" shall be fully defined in the Definitive Agreement. The terms "Net Sales and "Allowable Expenses" shall be determined in accordance with generally accepted accounting principles and the usual and customary practices of the parties.

2. As provided below, Immune Response and Agouron shall collaborate to complete the current program of clinical trials of the Product, including those aimed at achieving registration of the Product in the Licensed Territory, in an expeditious manner. Immune Response and Agouron agree to the following basic approaches to the registration of Product in the Licensed Territory and the conduct of a committee to be formed to coordinate the parties' registration of Product in the Licensed Territory:

         (a) Immune Response and Agouron shall use reasonable diligence in the registration of the Product.

         (b) A committee, co-chaired by representatives of Immune Response and Agouron and comprised of representatives from Immune Response and Agouron, shall be formed to coordinate the registration of the Product in the Licensed Territory and such other matters that the parties mutually agree to assign to it. Decisions of the committee shall be made by a unanimous vote of the committee, with each party having one (1) vote, regardless of the number of representatives attending a meeting. The committee shall meet regularly, at least four times per year, and shall assign study or other registration activities between the parties as described in this Paragraph 2.

         (c) The committee shall review and discuss the registration plans for any countries involved, as well as a coordinated general strategy and priorities for preclinical and clinical registration of Product in the Licensed Territory. Each party's members of the committee will reasonably consider the adoption of the other party's suggestions and will accept as many of such suggestions as are reasonable, based upon medical rationale, drug supply, and the need to conduct the studies in an expeditious and cost-efficient manner.

*** - Confidential treatment requested

         (d) The parties will share responsibility and authority to obtain regulatory approvals for the Product in the Licensed Territory. If there is a disagreement among the parties concerning an issue related to the registration of the Product in the Licensed Territory, the issue shall be resolved in accordance with the provisions of Paragraph 17.

         (e) Agouron, at its expense (except for the cost of clinical supplies of Product to be provided to Agouron pursuant to the provisions of Paragraph 9), shall, using reasonable efforts, initiate and conduct a 200-plus patient viral load study to support registration of the Product.

         (f) In partial consideration for the rights granted to Agouron, Agouron will make up to six (6) quarterly payments of three million dollars ($3,000,000) each to support clinical and manufacturing development and scale-up of the Product beginning on October 15, 1998, and every ninety (90) days thereafter, until the earlier of: (i) January 15, 2000; or
                  (ii) the approval of a Product License Application ("PLA") for the Product in the United States. The above quarterly payments of three million dollars ($3,000,000) each to support clinical and manufacturing development and scale-up of the Product shall only be due and payable by Agouron if Agouron has not elected to terminate, in its entirety, all of its rights and obligations under the LOI and the Definitive Agreement before the last permitted payment date for the applicable quarterly payment.

         (g) Immune Response will complete, at its expense, the current worldwide program of clinical trials of the Product, including the studies listed in Schedule 3, and will promptly and fully disclose to Agouron the results of the interim and final analyses of data from these clinical trials.

         (h) Agouron will provide, at its expense, regulatory staff support for preparation of registration documents as such support is reasonably requested by Immune Response.

         (i) Agouron, notwithstanding the preceding, will be responsible for negotiating labeling, pricing and reimbursement for Product with the applicable regulatory authorities in the Licensed Territory, and after registration of the Product will have the primary responsibility for the ongoing correspondence and interaction with the applicable regulatory authorities. Immune Response will provide reasonable assistance to Agouron in such interactions, if necessary.

         (j) Except as provided above, the committee, in assigning the responsibility for performing specific tasks or activities related to a study or registration activity among the parties, shall make such assignments principally based on: (i) the available resources each of the parties can commit to the task or activity; (ii) the expertise of each of the parties in conducting or monitoring

*** - Confidential treatment requested
                  the task or activity; (iii) which party can perform the task or activity in the most expeditious manner; and (iv) which party can perform the task or activity in the most cost-efficient manner. A party not responsible for the performance of a task or activity may provide advisory and support services to the other party. The committee may establish interdisciplinary project teams comprised of representatives of both parties having the specialized skills necessary to oversee the conduct of specific day-to-day registration activities. The committee shall establish procedures concerning the scope and conduct of activities (including decision-making procedures) assigned to such project teams.

         (k) Each party shall keep the other party informed of its progress in the registration of Product, including making oral presentations of progress at the committee meetings and/or the preparing of such written progress reports as are agreed to by the parties summarizing such party's activities during each reporting period and its planned activities for the succeeding period. Each of the parties will assign a representative to facilitate communications between the parties; each representative shall report to his/her management on the matters discussed at each of the meetings of the parties.

         (l) Immune Response will disclose to Agouron all relevant Immune Response Know-How, including, but not limited to, data and information which it possesses from the pre-clinical and clinical studies of Product (including toxicology, pharmacokinetics and formulation studies) in a format which will facilitate the preparation for any regulatory filings or other correspondence to be filed or made by Agouron.

         (m) Immune Response will provide assistance to Agouron in accessing clinical investigators, clinical sites and testing laboratories for the purposes of data interpretation and/or evaluation and conduct of registration activities assigned to Agouron.

         (n) Immune Response shall use its reasonable efforts to coordinate its registration activities in any country(s) located outside the Licensed Territory with the registration activities of the parties in the Licensed Territory.

         (o) If a licensee of Immune Response wishes to use the results of studies conducted by Agouron in such licensee's registration and commercialization activities in a country(s) located outside of the Licensed Territory, the parties shall enter into good-faith discussions about the sharing of the costs of such studies and/or the granting to Agouron of equivalent rights to use the results of any studies conducted by such licensee.

         (p) If development of the Product is discontinued in a country located in the Licensed Territory due to safety, efficacy or regulatory issues or by mutual agreement of the parties and Agouron is interested in developing a

*** - Confidential treatment requested
                  substitute drug product whose manufacture, use or sale would infringe (in the absence of the license rights granted under this Exhibit A) a valid claim (which has not been abandoned, disclaimed or declared invalid in a non-appealable order) included in an issued patent within the Immune Response Patent Rights, then Immune Response and Agouron shall enter into good faith negotiations regarding the terms of a license between Immune Response and Agouron for such substitute drug product. During the period that Agouron is participating in the development and/or commercialization of the Product and/or another drug product whose manufacture, use or sale infringes (in the absence of the license rights granted under this Exhibit A) a valid claim (which has not been abandoned, disclaimed or declared invalid in a non-appealable order) included in an issued patent within the Immune Response Patent Rights, Immune Response agrees not to commercialize in the Licensed Territory other drug products whose manufacture, use or sale is covered by a valid claim (which has not been abandoned, disclaimed or declared invalid in a non-appealable order) in an issued patent within the Immune Response Patent Rights, on its own or with a third party, other than Agouron, its Affiliates or sublicensees.

3. In partial consideration for the rights granted to Agouron, Agouron will make the following license-fee milestone payments to Immune
         Response:


     Milestones                                                            Payment (US Dollars)
     ----------                                                            --------------------
     Within 30 days of execution of the LOI                                         $10,000,000

     ***                                                                      $             ***

     ***                                                                      $             ***

     ***                                                                      $             ***

     ***                                                                      $             ***
                                                                              ------------------
         Total Milestone Payments                                                   $45,000,000
                                                                              ------------------
                                                                              ------------------


The above license fee milestone payments shall be payable by Agouron one time only and shall only be due if Agouron has not elected to terminate, in its entirety, all of its rights and obligations under the LOI and the Definitive Agreement before the last permitted payment date for the applicable milestone payment.

 4. Prior to approval of the Product in the United States, Agouron will, "***."

 5. The right of Agouron to market Product in the Licensed Territory shall be subject to commercially reasonable marketing efforts by Agouron, on a country-by-country basis. For purposes of this paragraph, commercialization efforts undertaken by Agouron's Affiliates and sublicensees shall be attributed to Agouron. Agouron shall begin commercial sales of the in a country no later than "***" after the first

*** - Confidential treatment requested
    registration of Product in such country; provided, however, that such period shall be extended for as long as commercially reasonable marketing efforts to begin commercial sales continue. Following commencement of commercial sales in a country, Agouron shall keep Product reasonably available to the public; provided, however, that Agouron shall be released from this obligation if supply of Product is not available for such country and Agouron is not responsible for arranging for the commercial production and supply of Product for such country.

6. The term of the license rights granted hereunder will extend on a country-by-country basis from the effective date of the signing of the LOI until the last-to-expire of any patents within the Immune Response Patent Rights covering the Product in such country (as extended by any governmental actions which provide exclusive rights to the patent holder in the patented subject matter beyond the original patent expiration date).

7. Agouron shall have the right to sublicense its rights in the Product in one or more countries of the Licensed Territory. In the event that Immune Response or its Affiliates shall in the future obtain Control of one or more additional patent rights and/or know-how necessary or useful for the commercialization of the Product in the Licensed Territory, then Immune Response shall grant to Agouron an exclusive license consistent with the terms of this Exhibit A which adds such patent rights and know-how to the scope of the applicable Immune Response Patent Rights and Immune Response Know-How, without any additional obligations due from Agouron to Immune Response. To the extent that Immune Response grants rights in the Product to a third party and such third party invents or discovers inventions and/or know-how necessary or useful for the commercialization of the Product in the Licensed Territory, then Immune Response shall use its reasonable efforts to secure rights for Agouron to use such inventions and know-how.

8. Immune Response hereby grants to Agouron, its Affiliates and sublicensees a perpetual paid-up, royalty-free, worldwide, exclusive right to use Immune Response's trademark REMUNETM in the marketing of the Product in the Licensed Territory.

9. Immune Response shall supply Agouron, and Agouron shall purchase from Immune Response, sufficient commercial supplies of Product to support and sustain the launch and subsequent patient demand for Product in the Licensed Territory. Immune Response hereby agrees to use its commercially reasonable efforts to have sufficient manufacturing capacity at its facilities to supply Agouron with commercial quantities of Product which are necessary for the launch of such Product in the Licensed Territory and agrees to have at least a monthly manufacturing capacity for the Licensed Territory of "***" unit doses/month of such Product at the time of launch of such Product. Immune Response agrees, at its expense, to maintain commercially reasonable inventory and safety stock of Product for the Licensed Territory. Immune Response further agrees to discuss with Agouron, in good faith, Immune Response's acquisition of additional manufacturing capacity required to meet the projected patient demand for the

*** - Confidential treatment requested

         Product for the Licensed Territory. Immune Response shall use diligence in its manufacturing activities and shall provide Agouron such technical support for the Product as it may reasonably requested. Commercial supplies of Product shall be supplied to Agouron at Immune Response's "***."

10. Immune Response agrees not to enter into any contractual arrangement with its licensees outside the Licensed Territory which would limit Immune Response's ability to fully fulfill Agouron's product requirements for the Licensed Territory, or which would require Immune Response to allocate its manufacturing capacity among such licensees and Agouron. If supply shortages of Product are expected to occur during a calendar quarterly period, and Immune Response's available supply of drug product is required to be allocated among Immune Response's licensees, Immune Response shall allocate the available supply of drug product among Immune Response's licensees during such calendar quarterly period on a pro-rata basis, based upon: (i) the relative utilization of such Product in each licensee's respective territories during the twelve (12) month period ending on the first day of such calendar quarterly period (based on historical sales data during such twelve (12) month, to the extent such data is available); and (ii) the projected sales of such Product in each licensee's respective territories during the twelve (12) month period commencing with the first day of such calendar quarterly period.

11. If Immune Response is unable to provide Agouron with its requirements of Product in a timely and cost-efficient manner, Immune Response agrees to assist Agouron in the identification of alternative low-cost manufacturing sources for the Product, including but not limited to, access to current suppliers of starting materials, intermediates, bulk material and/or finished Product. Immune Response in such circumstances will grant Agouron the non-exclusive worldwide right to make and have made Product under applicable Immune Response Patent Rights and Immune Response Know-How relating to processes, intermediates and materials for manufacturing Product, and will provide to Agouron without charge, to the extent available, technical and manufacturing assistance and use of its technology and proprietary information for the Product, including information on its analytical methods, validation reports and manufacturing processes.

12. Pre-Tax Profits generated from aggregate Net Sales and royalties from Products in the Licensed Territory on a country-by-country basis shall be shared equally by Immune Response and Agouron on a fifty-fifty basis. "***."

13. At any time after October 15, 1998, Agouron may elect to immediately terminate its development obligations in the Licensed Territory for Product under the LOI and the Definitive Agreement, except that Agouron may exercise this right to terminate only on the basis of its concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Product. In the event that Agouron elects to terminate its development obligations for Product under the LOI and the Definitive Agreement, Immune Response, its Affiliates and sublicensees shall be free, without any further action by Immune Response or Agouron, to develop and/or commercialize Product in the Licensed Territory, on their own, or with any third party, and to retain, use

*** - Confidential treatment requested
         and disclose to any such third party information and materials that have been developed by Agouron in its development activities for Product; provided, that Immune Response shall not disclose to such third party the confidential and proprietary information of Agouron (other than clinical, regulatory and manufacturing information and materials specifically relating to Product). In the event of the termination of Agouron's development obligations in the Licensed Territory for Product under the LOI and the Definitive Agreement, the licenses granted to Agouron to use, offer for sale, sell and/or import, in or into the Licensed Territory, the Product under applicable Immune Response Patent Rights and using applicable Immune Response Know-How, shall be terminated. Agouron shall transfer ownership of any dossiers for Product in the Licensed Territory to Immune Response, and shall cooperate with Immune Response to effect an orderly transition of Agouron's development responsibilities in the Licensed Territory to Immune Response.

14. At any time after October 15, 1998, Agouron may elect to immediately terminate, on a country-by-country basis, its marketing rights for Product in the Licensed Territory under the LOI and the Definitive Agreement, except that Agouron may exercise this right to terminate only on the basis of its concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Product. In the event that Agouron elects to terminate its marketing rights for Product in a country: (i) the licenses granted to Agouron to use, offer for sale, sell and/or import, in or into such country, the Product under applicable Immune Response Patent Rights and using applicable Immune Response Know-How, shall be terminated, and Immune Response and its Affiliates and sublicensees shall be free to market such Product in such country, on its own, or with any third party; (ii) Agouron shall transfer ownership to Immune Response of any dossiers for Product in such country; and (iii) Agouron shall cooperate with to Immune Response to effect an orderly transition of Agouron's marketing responsibilities in such country to Immune Response.

15. Immune Response, in accordance with the reasonable directions of Agouron, shall prepare, file, prosecute, maintain and extend: (i) patent applications and patents included in the Immune Response Patent Rights; and (ii) applicable Immune Response trademarks. Immune Response shall own any Immune Response Patent Rights and Immune Response trademarks and shall be responsible for all preparation, filing, prosecution, maintenance, extension and enforcement expenses for such Immune Response Patent Rights and Immune Response trademarks. Within fourteen (14) days after the execution of the LOI, Immune Response shall provide Agouron with copies of the material patent prosecution file histories for the Immune Response Patent Rights. Immune Response shall be solely responsible for any royalties or other payments due to Rhone-Poulenc Rorer Inc. (including payments due because of license fees or commercial sales of the Product) because of their previously contractual arrangement (or the termination thereof) involving the Product. "***."

*** - Confidential treatment requested

16. This Agreement shall be assignable by a party with the prior written consent of the other party. Any assignment (other than to an Affiliate) without the prior written consent of the other party shall be void. If this Agreement is assigned to an Affiliate of a party, the assigning party shall still be responsible for all of its obligations specified in this Agreement. Notwithstanding the preceding, the LOI shall be assignable to the transferee or successor company in the event of: (i) a sale or transfer of all or substantially all of a party's assets; or
         (ii) the merger or consolidation of the party with another company.

17. If the representatives of the parties are unable to reach agreement on a decision required under the terms of the LOI, the issue shall be submitted for consideration, in the case of Immune Response, to a designee of its Chief Executive Officer, and, in the case of Agouron, to a designee of its Chief Executive Officer. If they are unable to agree, then the Chief Executive Officers of the parties shall agree upon the appropriate decision. If the Chief Executive Officers of the parties are unable to reach agreement on a decision required of them, then the issue shall be settled by arbitration in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) shall be final and binding on all parties. The cost of such arbitration shall be borne by the non-prevailing party, unless otherwise decided by the arbitrator(s).

18.      "***."

19. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the LOI for the failure or delay in fulfilling or performing any term of the LOI to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, or acts, omissions or delays in acting by any governmental authority or the other party.

20. In partial consideration for the rights granted to Agouron, Agouron will purchase from Immune Response two million dollars ($2,000,000) of unregistered Immune Response Common Stock on each of the purchase dates listed below at the premiums to Fair Market Value ("FMV") set forth opposite the applicable purchase date:


                Purchase Date                                ***
                -----------------                           -----
               Execution Date of LOI                         ***
               10/15/98                                      ***
               1/15/99                                       ***
               4/15/99                                       ***
               7/15/99                                       ***
               10/15/99                                      ***
               1/17/00                                       ***


*** - Confidential treatment requested

     FMV shall mean the average closing price of Immune Response Common Stock for the five trading days immediately preceding the above purchase dates; provided, however, that if the FMV of Immune Response Common Stock is "***" on the applicable purchase date, the premium to FMV shall be "***." Agouron's obligation to purchase Immune Response Common Stock shall terminate with respect to any purchase obligations whose applicable purchase dates occur after Agouron has elected to terminate, in its entirety, all of its rights and obligations under the LOI and the Definitive Agreement.

*** - Confidential treatment requested

                                   SCHEDULE 1

                COUNTRIES NOT INCLUDED IN THE LICENSED TERRITORY

The following countries, subject to the provisions of Paragraph 18 of Exhibit A, are excluded from the Licensed Territory "***:"

***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***

The following countries, subject to the provisions of Paragraph 18 of Exhibit A, are excluded from the Licensed Territory "***."

***
***
***
***
***
***
***
***
***
***

*** - Confidential treatment requested

                                   SCHEDULE 2

                          IMMUNE RESPONSE PATENT RIGHTS

U.S. Patent No. 5,256,767, issued October 26, 1993, from U.S. Patent Application Serial No. 07/975,899, filed November 10, 1992.

"***."

"***."












*** - Confidential treatment requested

                                   SCHEDULE 3

         SUMMARY OF CLINICAL TRIALS OF PRODUCT BEING CONDUCTED BY IMMUNE
                                    RESPONSE

1. Trial 806 is a multi-center, double-blind, Phase III clinical end point study. Patients are HIV positive with CD4 counts between 300 and 549 cells/ul.

2. Trial 816 is a multi-center, double-blind, Phase II study intended to evaluate the combination of REMUNE(TM) and triple antiviral drug therapy (AZT, 3TC and Crixivan) on the induction of an HIV-1 specific immune response. Patients are HIV positive with CD4 counters > 350 cells/ul.

3. Trial 2102 is a multi-center, double-blind, adjuvant-controlled, Phase II study of REMUNE plus AZT and ddI versus AZT and ddI alone in HIV-infected subjects. The trial is being conducted in Spain and patients have CD4 counts between 300 and 700 cells/ul.

4. Trial 808 is a Phase I study to evaluate the safety and immunogenicity of REMUNE in children with HIV-infection.

5. The Switzerland trial is a single center, randomized, open label, Phase II study combining antiviral therapy (1592U89) plus Nelfinavir plus Saquinavir or 141W94) alone or antiviral therapy plus immune-based therapy (subcutaneous interleukin-2 or REMUNE) in antiviral naive HIV-1 infected subjects with CD-4 + counts > 250 cells/ul.

6. The England trial is a single center, randomized, open labeled Phase I study of antiviral therapy (two nucleoside analogues and at least one protease inhibitor) versus antiviral therapy plus IL-2; antiviral therapy plus IL-2 plus REMUNE; antiviral therapy plus REMUNE. Patients are HIV positive with CD4 counts > 300 cells/ul.

7. Trial 818 is a Phase II study intended to evaluate the combination of interferon-alpha (IFN) and REMUNE on HIV-1 specific immunogenicity in HIV-1 infected subjects with CD-4 counts > 300 cells/ul.

8. Trial 2101B is a Phase II, double-blind, randomized, adjuvant controlled study of REMUNE.

9. Trial 822 is a randomized, double-blind, adjuvant controlled, research study to evaluate the combination of REMUNE and HAART on the induction of HIV-1 specific immune responses.